Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

BIOCERES CROP SOLUTIONS CORP.

(Exact Name of Registrant as Specified In Its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of registration fee
Fees to Be Paid	Equity	Ordinary Shares, par value US$0.0001 per share	457(c) and 457(h)	1,191,362	$9.64	(2)	11,484,729.68	$0.0000927	$1,064.64
	Total Offering Amounts						11,484,729.68		$1,064.64
	Total Fee Offsets								—
	Net Fee Due								$1,064.64

Notes:—

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional ordinary shares of the registrant that become issuable under the 2013 Stock Incentive Plan, by reason of any share capitalization, share sub-division, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the registrant’s outstanding ordinary shares.

(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act. The computation is based upon the average of the high and low prices of the registrant’s ordinary shares as reported on the NASDAQ Global Select Market on July 22, 2022.

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